Exhibit 10.6

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT, made this ____ day of ______________, 199__, by and between William R. Klumb, a resident of Englewood, Colorado (the "Executive"), and Precision Auto Care, Inc., a Delaware corporation (the "Company").

                              W I T N E S S E T H:

         WHEREAS, the Executive desires to provide his services to the Company and the Company desires to employ the Executive upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises and the mutual promises, covenants and agreements contained herein, and intending to be legally bound, the parties hereby agree as follows:

         1.       Employment and Term.

         The Company will employ the Executive, and the Executive hereby accepts employment with the Company, for an initial term commencing on the date the Company successfully completes its Initial Public Offering ("IPO"), and continuing for a period of three (3) years until and including the same month and day in 2000 (the "Initial Term"), unless such employment is earlier terminated as provided herein. After expiration of the Initial Term, Executive's employment under this Agreement shall continue until terminated as provided herein.

         2.       Duties.

         The Executive shall serve in the capacity of Vice President, Auto Wash Operations. During the term of his employment hereunder, the Executive shall devote his full business time and attention to the performance of his duties for the Company. The executive shall be responsible for the creation and implementation of the Company's Auto Wash division, the provision of assistance to other divisions in the creation of the Auto Wash Franchise Program, the development of new systems, the supervision of upgrading of car wash facilities, the hiring and supervising of regional directors, the monitoring of compliance with budgets for the Auto Wash division, supporting Auto Wash franchisees, the creation of strategic plans for the Auto Wash division, and the installation and supervision of a new computer system for the Auto Wash division.

         3.       Compensation.

                  (a) Base Salary. The Company shall pay the Executive, and the Executive shall accept, as full compensation for all services rendered hereunder, a basic salary (the "Base

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Salary") and the other compensation and benefits provided hereunder. The
Executive's Base Salary effective the date his employment commences with the Company shall be at an annual rate of Ninety Thousand Dollars ($90,000.00), payable in approximately equal installments at such intervals as are consistent with the Company's pay periods for salaried executive employees.

                  (b) Performance Bonus. The Executive shall be entitled to receive a Performance Bonus pursuant to the Company's performance bonus plan(s) for all Vice Presidents in the Company, the specifics of which shall be determined at a later occasion, and which shall be approved by the Board of Directors. The Performance Bonus for the Executive shall be tied to the performance of the Company's Auto Wash division and shall be comparable in amount and on terms comparable to the performance bonuses and criteria established for other Vice Presidents in the Company.

                  (c)      Benefits.

                           (i)      The Executive shall be eligible to
participate in retirement, group insurance, medical, dental, vacation and any other plans or programs of substantially similar character as are made generally available to executive employees of the Company which do not duplicate the benefits otherwise specifically provided in this Agreement. All such benefits are to be provided by the Company, subject to the terms of any welfare or pension plan sponsored by the Company.

                           (ii)     The Executive shall be eligible to
participate in the anticipated Company Stock Option Plan as may approved by the Board of Directors and the Chief Executive Officer. In the event the Stock Option Plan is approved, ratified, and implemented by the Board of Directors for Company executives, Executive shall receive an option to purchase Twelve Thousand Five Hundred (12,500) shares with a three-year vesting period, one third of the total number of options being eligible for exercise on each of the first, second, and third anniversaries of the date of execution of Executive's Stock Option Plan. The exercise price for said stock options will be at the offering price at the commencement of trade on the date of the IPO and the term will be for ten (10) years. The Company agrees to file and use reasonable efforts to become effective a registration statement on Form S-8 under the Securities Act of 1933, as amended, with respect to the Company's Stock Option Plan.

                           (iii)            The Company shall reimburse the
Executive for all expenses incurred by him in the performance of his duties pursuant to this Agreement.

                           (iv) Executive shall receive such other benefits
and/or allowances as are permitted to him from time to time by the Company.

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         4.       Confidentiality.

         While employed by the Company under this Agreement and at all times thereafter, the Executive shall not, without the prior written consent of the Company, divulge to any third party or use for his own benefit or the benefit of any third party, or for any purpose other than the exclusive benefit of the Company, any confidential or proprietary business or technical information revealed, obtained or developed in the course of his employment with the Company or his duties performed for the Company or which is otherwise the property of the Company or any of its subsidiaries or affiliated companies; provided that, nothing contained herein shall restrict the Executive's use or disclosure of such information (I) in the proper course of conduct of the Company's business,
(ii) known generally to the public (other than that which he may have disclosed in breach of this Agreement) or (iii) as required by law so long as the Executive gives the Company prior notice of such required disclosure unless precluded from doing so by legal authority, or (iv) possessed by Executive at the time of the execution of this Agreement.

         5.       Covenant Not to Compete.

                  (a) The Executive shall not, within any geographical area while employed by the Company or while performing duties for the Company hereunder, and within the United States of America for one (1) year thereafter, directly or indirectly engage or become interested in (as owner, stockholder, partner, co-venturer, director, officer, employee, agent, consultant or otherwise) any business other than the Company that engages in the auto care, quick lube or car wash industries, except that the Executive may hold as a passive investment not more than five percent (5%) of the outstanding securities of any class of any publicly-held entity that engages in the auto care industry.

                  (b) It is the desire and the intent of the parties that the provisions of this Section 5 shall be enforceable to the fullest extent permissible under applicable law and public policy. Accordingly, if this Section 5 or any portion thereof shall be adjudicated to be invalid or unenforceable, the length and scope of this Section 5 shall be reduced to the extent necessary so that this covenant may be enforced to the fullest extent possible under applicable law.

         6.       Enforcement.

                  (a) Injunctive Relief. The parties recognize that, in the event of any breach by the Executive of any of the provisions of Section 4 or 5 hereof, the Company will suffer continuing and irreparable harm for which the Company will not have an adequate remedy at law. The Executive hereby waives any and all right to assert any claim or defense that the Company has an adequate remedy at law for any such breach. In recognition thereof, the Company and the Executive hereby agree that, in the event of any such breach, the Company will be entitled to seek injunctive relief or any other appropriate remedy to enforce such provisions. The parties further agree that this Section 6 shall not in any way limit remedies at law or in


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equity otherwise available to the Company. In the event the Company seeks injunctive relief and is unsuccessful on the merits, or terminates such action prior to entry of a judgment or other ruling on the merits, other than a termination of such action due to a settlement agreement between the Company and the Executive, the Company shall reimburse the Executive for his reasonable attorneys' fees.

                  (b) Arbitration. In the event of any dispute between the parties under or relating to this Agreement or relating to the Executive's employment by the Company, such dispute shall be submitted to and settled by arbitration in the State of Colorado in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association then in effect, by an arbitrator or arbitrators selected in accordance with said rules. The arbitrator(s) shall have the right and authority to determine how their award or decision as to each issue and matter in dispute may be implemented or enforced. Any decision or award shall be final and conclusive on the parties; there shall be no appeal therefrom other than for claimed bias, fraud or misconduct by the arbitrator(s); judgement upon any award or decision may be entered in any court of competent jurisdiction in the State of Colorado or elsewhere; and the parties hereto consent to the application by any party in interest to any court of competent jurisdiction for confirmation or enforcement of such award. The party against whom a decision or award is made shall pay the fees of the American Arbitration Association. Notwithstanding the foregoing, the Company, at its sole option, shall be entitled to enforce its rights, as contemplated by Section 6(a) hereof, to injunctive and other equitable relief in the event of breach of
Section 4 or 5 hereof by arbitration pursuant to this Section 6(b) or directly in any court of competent jurisdiction.

         7.       Termination of Employment.

                  (a) Death. The Executive's employment hereunder shall terminate in the event of the Executive's death. Except for any salary and benefits accrued, vested and unpaid as of the date of any such termination and except for any benefits to which the Executive or his heirs or personal representatives may be entitled under and in accordance with the terms of any employee benefit plan, policy or program maintained by the Company, the Company shall be under no further obligation hereunder to the Executive or his heirs or personal representatives, and the Executive or his heirs and personal representatives no longer shall be entitled to receive any payments or any other rights or benefits under this Agreement.

                  (b) Disability. The Company may terminate the Executive's employment hereunder for "Disability," if an independent physician mutually selected by the Executive or his representative and the Board of Directors or its designee has determined that the Executive has been substantially unable to render to the Company services of the character contemplated by Section 2 of this Agreement, by reason of a physical or mental illness or other condition continuing for more than one hundred and eighty (180) consecutive days or for shorter periods aggregating more than two hundred and twenty (220) days in any period of twelve (12) consecutive months (excluding in each case days on which the Executive was on vacation). In the event of such Disability, the Executive shall be entitled to receive any salary and benefits


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accrued, vested and unpaid as of the date of any such termination and any benefits to which the Executive may be entitled under and in accordance with the terms of any employee benefit plan, policy or program maintained by the Company. The Company shall be under no further obligation hereunder to the Executive, and the Executive no longer shall be entitled to receive any other payments, rights of benefits under this Agreement.

                  (c) Termination by the Company for Cause. The Company may terminate the Executive's employment hereunder for "Cause." For purposes of this Agreement, "Cause" shall mean any of the following:

                           (i)      The Executive's repeated willful misconduct
or gross negligence in the performance of his duties hereunder;

                           (ii)     The Executive's repeated conscious failure
to perform any of his material duties hereunder;

                           (iii)            The Executive's repeated conscious
violation of any provision of the Company's by-laws or of its other stated policies, standards or regulations which is materially harmful to the financial condition or the business reputation of the Company;

                           (iv)     A determination that the Executive has
demonstrated a dependence upon any addictive substance, including alcohol, controlled substances, narcotics or barbiturates; provided, however, that if the Board of Directors of the Company desires to terminate the Executive for any of the reasons set forth in clauses (i), (ii) or (iii) of this Section 7(c), the Company within the sixty (60) day period immediately following each alleged commission of a proscribed act or omission, shall have furnished to the Executive a written description of the allegedly proscribed act or omission and a statement advising him that the Company views such conduct as being of the type that could lead to termination of the Executive for Cause and, provided further, that if the Board of Directors of the Company desires to terminate the Executive on the basis of clause (iii) of this Section 7(c), it must be able to demonstrate that the Executive has been furnished with a copy of the by-law provision, policy, standard or regulation, the violation of which the Executive is being accused, at a time prior to the alleged commission of the violation.

         In the event that the Company terminates the Executive's employment for Cause, the Executive shall be entitled to receive a severance benefit of two (2) months' Base Salary in effect at the time of termination. The Executive shall not be entitled to receive any other payment or any other rights or benefits under this Agreement (except for any salary and benefits accrued, vested and unpaid as of the date of any such termination); the Company shall be under no further obligation hereunder to the Executive, and the Company shall have such rights and remedies as may be available to it for any breach of this Agreement or otherwise.

                  (d) Termination by the Company other than for Cause. The Company may

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terminate the Executive's employment hereunder at any time for any other reason, provided that the Company has given the Executive ninety (90) days' written notice of termination, termination being effective upon expiration of the notice period. In the event of such termination, the Executive shall be entitled to receive a severance benefit equal to Base Salary at the rate in effect at the time of termination for twelve (12) months, and shall also be entitled to receive any salary, performance bonus, and benefits accrued, vested and unpaid as of the date of any such termination and and to the continuation for the same twelve (12) month period of any benefits to which the Executive may be entitled under and in accordance with the terms of any employee benefit plan, policy or program maintained by the Company; and upon the Executive's receipt of such severance benefit, performance bonus, salary and benefits, the Company shall be under no further obligation hereunder to the Executive and the Executive no longer shall be entitled to receive any payment or any other rights or benefits under this Agreement. In the event of termination of the Executive's employment hereunder pursuant to this Section 7(d), all outstanding stock options held by Executive shall become fully vested as of the date of such termination and shall be immediately exercisable by Executive for all shares covered thereby.

                  (e) Termination by the Executive for Good Reason. Notwithstanding anything herein to the contrary, the Executive shall be entitled to terminate his employment hereunder for "Good Reason" without breach of this Agreement. For purposes of this Agreement, "Good Reason" shall exist in the event of any of the following:

                           (i)       A material change in title or a substantial
elimination of the duties and responsibilities of the Executive;

                           (ii)      A material breach by the Company of its
obligations hereunder.

                           (iii)     A change in control of the Company;
provided that, for the purposes of this Section 7(e)(iii), a "change in control of the Company" shall mean (A) the acquisition, directly or indirectly, by any "person" (as such term is defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 as in effect on the date hereof), of voting power over voting shares of the Company that would entitle holders thereof to cast at least fifty percent (50%) of the votes that all shareholders would be entitled to cast in the election of directors of the Company; or (B) during any period of two consecutive years during the Initial Term of this Agreement, individuals who at the beginning of such period constitute the Company Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director who is not a director at the beginning of such period shall have been approved in advance by directors representing at least three fourths of the directors then in office who are directors at the beginning of such period.

         In the event of such termination by the Executive, the Executive shall nonetheless be entitled to receive a severance benefit equal to Base Salary at the rate in effect at the time of termination for twelve (12) months and to the continuation for the same 12-month period of any benefits to which the Executive may be entitled under and in accordance with the terms of any


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employee benefit plan, policy or program maintained by the Company. Except for such severance benefit and except for any salary, performance bonus, and benefits accrued, vested and unpaid as of the date of such termination, the Executive no longer shall be entitled to receive any payments or any other rights of benefits under this Agreement, and the Company shall have no further obligation hereunder to the Executive following any such termination. In the event of termination of the Executive's employment hereunder pursuant to this
Section 7(e), all oustanding stock options held by Executive shall become fully vested as of the date of such termination and shall be immediately exercisable by Executive for all shares covered thereby.

                  (f) Termination by the Executive for other than Good Reason. The Executive may terminate his employment hereunder at any time for any other reason, provided the Executive has given the Company ninety (90) days' written notice of termination, termination being effective upon expiration of the notice period. In the event of such termination, the Executive shall be entitled to receive any salary benefits accrued, vested and unpaid as of the date of any such termination and any benefits to which the Executive may be entitled under and in accordance with the terms of any employee benefit plan, policy or program maintained by the Company. The Company shall be under no further obligation hereunder to the Executive and the Executive no longer shall be entitled to receive any other payments, rights or benefits under this Agreement.

         8.       Place of Employment.

         The Company agrees that the principal location at which the Executive is to render his services hereunder will be Denver, Colorado, unless a modification is understood and agreed to in writing by Executive and Company. The failure of Executive to agree to a change in the principal locatio of which his services are to be rendered shall not constitute "Cause" as defined in
Section 7(c).

         9.       Withholding.

         Anything to the contrary herein notwithstanding, all payments required to be made hereunder by the Company to the Executive, or his estate or beneficiaries, shall be subject to the withholding of such amounts as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation.

         10.      Survival.

         The Agreement shall survive any termination of the Executive's employment hereunder unless otherwise provided herein.

         11.      Miscellaneous.

                  (a) Successors and Assigns. The Company may assign this Agreement to, and


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only to, an entity which is owned more than fifty percent (50%), directly or indirectly, by the Company, and any person or entity which acquires all or substantially all of the Company's business, provided such assignees agree by a written agreement in form satisfactory to Executive to assume the Company's obligations hereunder, and subject to the foregoing, upon such assignment this Agreement shall inure to the benefit of and be binding upon such entity. This Agreement shall not be assignable by the Executive and shall inure to the benefit of and be binding upon him and his personal representative and other legal representatives. It is understood that this Section 11(a) shall not affect the right of the Executive to terminate his employment for "Good Reason" pursuant to Section 7(e) hereof.

                  (b) Notice. Any notice or communication required or permitted under this Agreement shall be made in writing or sent by certified or registered mail, return receipt requested and postage prepaid, addressed as follows:

         If to the Executive:

                  William R. Klumb
                  11500 East Dorado Avenue
                  Englewood, Colorado 80111

         If to the Company:

                  Precision Auto Care, Inc.
                  748 Miller Drive, SE
                  P.O. Box 5000
                  Leesburg, Virginia 20175
                  Attn: John F. Ripley

or to such other address as either party may from time to time duly specify by notice given to the other party in the manner specified above. Notice shall be deemed given when received by the other party, including by his or its agent.

                  (c) Entire Agreement; Amendments. This Agreement contains the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior discussions, agreements and understandings relating thereto between them. This Agreement may not be changed or modified, except by an agreement in writing executed by the Company, and by the Executive.

                  (d) Waiver. The waiver of a breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other subsequent breach of this Agreement.

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                  (e)      Governing Law.  All questions concerning the
construction, validity, enforcement and interpretation of this Agreement, and the performance of the obligations imposed by this Agreement, shall be governed by the laws of the State of Colorado applicable to contracts made and wholly to be performed in such state, without regard to choice of law principles.

                  (f) Severability. In the event that any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable, in any respect, such invalidity or unenforceability shall not affect any other provision of this Agreement. Such invalid, illegal or unenforceable provision(s) shall be deemed modified to the extent necessary to make it (them) valid, legal and enforceable.

                  (g) Indemnification. The Executive shall be entitled to the benefit of the indemnification provided by Article 7 of the Bylaws of the Company; provided that the Company shall be permitted to amend such provision from time to time so long as the Executive, to the extent permitted by applicable law, is afforded indemnification at least as favorable as that provided by such Article 7 as in effect on the date hereof.

                  (h) Captions. All captions and section headings used herein are for convenient reference only and do not form a part of this Agreement.

                  (i) Counterparts. This Agreement may be executed in counterparts, each of which shall constitute one and the same Agreement.

                  (j) Computation of Time. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday, or a legal holiday, in which the period shall begin to run on the next day which is not a Saturday, Sunday, or legal holiday. Likewise, if the period of time concludes on a Saturday, Sunday or legal holiday, the period shall run until the end of the next day thereafter which is not a Saturday, Sunday, or legal holiday.

                  (k) Pronouns and Plurals. All pronouns and variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identity of the person or persons may require.

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         IN WITNESS WHEREOF, the parties have executed and delivered this
Agreement as of the day and year first above written.

                                      PRECISION AUTO CARE, INC.

                                      By:
                                          _________________________________

                                      Name:
                                            _______________________________

                                      Title:
                                             ______________________________

                                      WILLIAM R. KLUMB


                                      _____________________________________
                                      William R. Klumb

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